EXHIBIT 10.18

                             TERMINATION AGREEMENT


            TERMINATION AGREEMENT (this "Agreement") made as of the 23rd day of February, 1996 by and between ALAN SONNENBERG, residing at the address indicated following his signature below (hereinafter referred to as "Employee") and CAI WIRELESS SYSTEMS, INC., a Connecticut corporation having its principle place of business at 18 Corporate Woods Boulevard, Third Floor, Albany, New York 11221 (hereinafter referred to as the "Company").

                             W I T N E S S E T H:

      WHEREAS, Employee and the Company are parties to that certain Employment Agreement dated as of September 29, 1995 (the "Employment Agreement"); and

      WHEREAS, the Company has requested that Employee serve as an officer of CS Wireless Systems, Inc., and Employee is willing to serve in such capacity and terminate the Employment Agreement on the terms and conditions contained herein.

      NOW THEREFORE, in consideration of their mutual promises, and for other good and valuable consideration, the parties, intending to be legally bound, agree as follows:

            . TERMINATION OF EMPLOYMENT. The Employment Agreement is hereby terminated, effective immediately, and shall be of no further force and effect.

            . STOCK OPTIONS. Employee hereby surrenders to the Company any and all Stock Options (as defined in the Employment Agreement), whether vested or unvested, under the Employment Agreement.

            . NON-COMPETITION. (a) Notwithstanding anything to the contrary contained in the Employment Agreement, the non-competition covenants contained in subparagraph 9(b) of the Employment Agreement shall not survive the termination of the Employment Agreement and in consideration therefore, Employee agrees to be bound by the covenants contained in subparagraph (b) below.

            (b) Because Employee's services to the Company are special and because Employee has access to the Company's confidential information, Employee covenants and agrees that from the date hereof until such time as Employee is no longer serving the Company in the capacity of either a director or consultant, he will not, directly or indirectly, either on his own behalf or on behalf of any person, partnership, corporation or otherwise, (i) engage in any business or undertaking directly competitive with the wireless cable television, direct broadcast satellite, direct-to-home or non-wired video programming businesses (the "Related Businesses") being carried on by the Company in any market serviced by the Company, or in any market in which the Company provides any transport services for Bell Atlantic Corporation, or any affiliate thereof (collectively, "BAC"), or NYNEX, Inc., or any affiliate thereof (collectively, "NYNEX"), (ii) be employed by or provide consulting services to or be an investor, limited partner or shareholder (other than one owning less than a 5% equity interest) in, any entity or other person in any Related Business within 25 miles of any city in which the Company does business at time of execution or any other city or community in which the Company is providing transport services for BAC or NYNEX or has rights to broadcast or transmit television programming or in which the Company has a transmission license at the time of termination, without the prior written consent of the Board of Directors. The parties agree that the time period and geographical area of noncompetition specified above are reasonable and necessary in light of the transactions entered into in this Agreement. If, however, it shall be determined at any time by a court of competent jurisdiction that either the time period restriction or the geographical area restriction, or both, are invalid or unenforceable, the parties agree that any such restriction valid and enforceable in the determination of said court, and such restriction, as so amended, shall be enforceable between the parties to the same extent as if such amendment had been made as of the date of this Agreement.

            . NON-DISCLOSURE. The Non-Disclosure Agreement dated as of September 29, 1995 (the "Non-Disclosure Agreement") between the parties shall remain in full force and effect.

            . NOTICES. Any notice permitted or required hereunder shall be deemed sufficient when hand-delivered or mailed by certified mail, postage prepaid, and addressed if to the Company at the address indicated above and if to Employee at the address indicated below (or to such other address as may be provided by notice).

            . MISCELLANEOUS. This Agreement (i) together with the Non-Disclosure Agreement, constitutes the entire agreement between the parties concerning the subjects hereof and supersedes any and all prior agreements or understandings, (ii) may not be assigned by Employee without the prior written consent of the Company and (iii) may be assigned by the Company and shall be binding upon, and inure to the benefit of, the Company's successors and assigns. Headings herein are for convenience of reference only and shall not define, limit or interpret the contents hereof

            . AMENDMENT. This Agreement may be amended, modified or supplemented by the mutual consent of the parties in writing, but no oral amendment, modification or supplement shall be effective.

            . SPECIFIC PERFORMANCE. The parties acknowledge that the Company would be irreparably damaged and there would be no adequate remedy at law for Employee's breach of PARAGRAPH 3 of this Agreement, and accordingly, the terms thereof shall be specifically enforced. Employee hereby consents to the entry of any temporary restraining order or preliminary or ex parte injunction, in addition to any other remedies available at law or in equity, to enforce the provisions hereof.

            . AFFILIATES. As used herein, the term "Affiliate" shall mean any individual or entity controlling, controlled by or under common control with the Company, now or in the future, including without limitation, partnerships in which the Company or any Affiliate may invest as a limited or general partner and limited liability companies in which the Company or any Affiliate may become a member.

            . SEVERABILITY. The provisions of this Agreement are severable. The invalidity of any provision shall not affect the validity of any other provision.

            .     GOVERNING LAW.  This Agreement shall be construed and
regulated in all respects under the laws of the State of New York.

      IN WITNESS WHEREOF, this Agreement is entered into as of the date and year first above written.

                                    CAI WIRELESS SYSTEMS, INC.


                                    By  /S/ JARED E. ABBRUZZESE
                                        Name: Jared E. Abbruzzese
                                        Title:   Chairman and Chief Executive
                                                Officer

                                    EMPLOYEE:


                                        /S/ ALAN SONNENBERG
                                    Name:  Alan Sonnenberg
                                    Address:
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